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                                                                   EXHIBIT 10.35


                        DIGITAL GENERATION SYSTEMS, INC.
                            SERIES A PREFERRED STOCK
                              CONVERSION AGREEMENT
                         Effective as of August 12, 1998

         AGREEMENT, by and between Digital Generation Systems, Inc., a California corporation (the "Company"), and _____________ ("Holder") of the Company's Series A Preferred Stock ("Preferred Stock").

         WHEREAS, Nasdaq has formally advised the Company, based in part upon its position that the outstanding convertible voting Series A Preferred Stock is not included in Nasadaq's calculation of the Company's market capitalization, that the Company no longer meets certain maintenance criteria for the continued inclusion of its Common Stock ("Common Stock") on the Nasdaq National Market System ("Nasdaq National Market"), including the market capitalization requirement under Maintenance Standard 2 as set forth in NASD Marketplace Rule 4450(b)(1);

         WHEREAS, the Company has been formally advised that its request for continued listing on the Nasdaq National Market will be considered at an oral hearing on August 7, 1998 (the "Hearing");

         WHEREAS, in order to prevent the delisting of its Common Stock, at the Hearing, the Company's Common Stock must demonstrate its ability to regain compliance with such maintenance criteria, as well as its ability to sustain long-term compliance therewith;

         WHEREAS, the board of directors of the Company has determined that it is advisable and in the best interests of the Company and its shareholders that the Company continue to be listed on the Nasdaq National Market;

         WHEREAS, the Company's board of directors has authorized the appropriate officers of the Company to take all actions they deem necessary or advisable to regain and maintain compliance with the requirements for continued listing on the Nasdaq National Market, including, but not limited to, the issuance to Holder of one additional share of Common Stock for each ten shares of Preferred Stock it might agree immediately to convert; and

         WHEREAS, as part of the Company's plan to regain and sustain long-term compliance with the Nasdaq National Market maintenance criteria, and, in particular, the market capitalization requirement mentioned above, the officers of the Company have urgently requested Holder to convert its Preferred Stock into Common Stock, and Holder has expressed its willingness so to convert under certain conditions;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


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         1. Conversion of Series A Preferred. Effective immediately and without further documentation, Holder hereby converts the number of shares of Preferred Stock listed below its signature into the identical number of fully-paid and non-assessable shares of Common Stock of the Company.

         2. Issuance of Common Stock. In light of the exigencies described in the Recitals to this agreement and in consideration of Holder's election in
Section 1 to convert, and, thereby, to lose the preferences set forth in the Company's Certificate of Determination of Rights relating to the Preferred Stock, the Company hereby agrees to issue one additional fully-paid and non-assessable share of Common Stock for each ten shares of Preferred Stock converted hereunder by Holder, in addition to such number of shares of Common Stock otherwise issuable upon such conversion.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.


"COMPANY"                                   DIGITAL GENERATION SYSTEMS, INC.

                                            By:
                                            Name:
                                            Title:



"HOLDER"                                    By:
                                            Name:
                                            Title:

                                            Number of Shares of Series A
                                            Preferred Stock Converted Hereby: